UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2009

NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Glenborough Drive, Suite 100
Houston, Texas		77067
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 872-3100

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

I. On October 6, 2009, Noble Energy, Inc. (Noble Energy, we or us) entered into an agreement with an unrelated offshore technology provider for the construction and lease of a floating production, storage and offloading vessel (FPSO) to be used for the development of the Aseng field, offshore Equatorial Guinea. Noble Energy serves as technical operator of the development project with a 40% working interest.

Construction of the FPSO is scheduled to be completed in 2012, at which time the FPSO will be delivered to Block I, offshore Equatorial Guinea, for the start-up of the Aseng field. The initial term of the lease is for a period of 15 years. Based upon our assessment, we expect the leasing agreement to receive capital lease accounting treatment.  We expect our net obligation under the capital lease will total approximately $340 million.  This amount represents the expected present value of the future minimum lease payments, excluding executory costs, and is subject to change based on change orders implemented during the construction period, final accounting treatment and other factors.

Once construction has begun, we expect to include both the FPSO asset and associated long-term obligation in our balance sheet based upon the percentage of construction completed at the end of each reporting period.

Monthly lease payments exclude regular maintenance and operational costs, and will begin when the FPSO initiates producing operations.  Annual lease payments, net to our 40% working interest, are expected to total approximately $69 million per year for years 1-4 of the lease agreement, $43 million per year for years 5-7; and $8 million per year for the remaining years of the initial 15-year lease term.  These payments are also subject to change based on change orders implemented during the construction period and other factors.

II. Forward-Looking Statements

This report on Form 8-K contains projections and other “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are typically identified by use of terms such as “may,” “will,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements may be expressed differently. These forward-looking statements are made based upon our current plans, expectations, estimates, assumptions and beliefs concerning future events impacting us and therefore involve a number of risks and uncertainties. Important factors that could cause the actual results to differ materially from those projected include, without limitation:

•	adjustments based on change orders implemented during the FPSO construction period;
•	adjustments based on cost overruns during the FPSO construction period;
•	unanticipated construction and delivery delays;
•	our liquidity and ability to finance our exploration and development activities;
•	changes in plans with respect to exploration or development projects or capital expenditures;
•	the supply and demand for oil, natural gas and other products or services;
•	the presence or recoverability of estimated reserves;
•	our ability to replace reserves;
•	exploration and development risks;
•	drilling and operating risks;
•	environmental risks;
•	government regulation or other action; and
•	the ability of management to execute its plans to meet its goals.

We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. You should consider carefully the statements under Item 1A. Risk Factors included in our Annual Report on Form 10-K for the year ended December 31, 2008, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009, which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements. Our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available on our website at www.nobleenergyinc.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.
Date: October 9, 2009	By:	/s/ Frederick B. Bruning
Frederick B. Bruning
Vice President and Chief Accounting Officer